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                                                                       Exhibit 3
                                                                       ---------



                                                             May     , 2002
                                                                 ----
Union Planters Bank, N.A.
7650 Magna Drive
Belleville, IL  62223
Attn:  Institutional Custody Services

         Re: Custodian Agreement dated August 31, 2000 by and between LEADER Mutual Funds (formerly "Magna Funds") and Union Planters Bank, N.A. (the "Agreement")
                  -------------------------------------

Ladies and Gentlemen:

         LEADER Mutual Funds (the "Trust") hereby notifies you that it has established an additional series of shares, namely, the "LEADER Growth Equity Fund" (the "New Fund"). The Trust desires that you serve as custodian of the assets of the New Fund under the terms of the Agreement.

         If you agree to so serve as custodian for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under the Agreement, including Exhibit A thereto. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement between the Trust and you in accordance with its terms.

                                            Very truly yours,

                                            LEADER MUTUAL FUNDS


                                            By
                                               ---------------------------------
                                                     Name:
                                                     Title:

The foregoing is hereby accepted and agreed:

UNION PLANTERS BANK, N.A.

By
  ----------------------------------
   Name:
   Title: